                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the 1995 Qualified Incentive Stock Option Plan of PDG Remediation, Inc. dated November 7, 1996 of our report dated March 8, 1996 (except for Note 3 as to which the date is April 25, 1996), with respect to the consolidated financial statements and schedule of PDG Remediation, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 1996, filed with the Securities and Exchange Commission.

Pittsburgh, Pennsylvania
November 7, 1996


                                                 /s/ ERNST & YOUNG LLP
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